Exhibit 10.1
                                                                   ------------

MEMORANDUM OF AGREEMENT MADE AND ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 2ND DAY OF OCTOBER, 1996

BY AND AMONG:    THE WIDECOM GROUP INC., a body politic and corporate, duly incorporated according to the laws of the Province of Ontario, having its head office and principal place of business at 55, City Centre Dr., Suite 500, in Mississauga, Province of
                 Ontario,

                 (hereinafter referred to as "Widecom")

                 PARTY OF THE FIRST PART
                 -----------------------


AND: SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-17.2, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as the "Investor" or "Innovatech")

                 PARTY OF THE SECOND PART
                 ------------------------


AND: 3294412 CANADA INC., a body politic and corporate, duly incorporated under the Canadian Business Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as "Finger Print")

                 PARTY OF THE THIRD PART
                 -----------------------


AND: 3294421 CANADA INC., a body politic and corporate, duly incorporated under the Canadian Business Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as "Flat Panel")

                 PARTY OF THE FOURTH PART
                 ------------------------


AND: 3294340 CANADA INC., a body politic and corporate, duly incorporated according to the Canadian Business Corporations Act, having its head office and principal place of business in the City of Montreal, Province of Quebec,

                 (hereinafter referred to as the "Corporation")

                 PARTY OF THE FIFTH PART
                 -----------------------


SECTION 1  -  PREAMBLE
----------------------

1.1 WHEREAS the Corporation was incorporated pursuant to the CBCA by Certificate and Articles of Incorporation dated September 6, 1996 in order to carry on scientific research and experimental development activities;

1.2 WHEREAS the Corporation's activities will be based in the Montreal area;

1.3 WHEREAS each of the Shareholders holds the following number and class of Shares as of the date hereof:

            Shareholder          Number and Class
            -----------          ----------------

            Widecom              450 Class "A" shares
            Innovatech           450 Class "A" shares
            Finger Print          50 Class "A" shares
            Flat Panel            50 Class "A" shares


1.4 WHEREAS the parties hereto are desirous of regulating their respective rights, duties and obligations in and to the Corporation and towards one another.

      NOW, THEREFORE, THIS AGREEMENT WITNESSETH:


SECTION 2  -  INTERPRETATION
----------------------------

2.1    Definitions.  In this Agreement:

      2.1.1    "Accepting Party" has the meaning ascribed thereto in subsection
      11.3;

      2.1.2 "Additional Investor Offer" has the meaning ascribed thereto in paragraph 13.3.5;

      2.1.3 "Additional Investor Offer Period" has the meaning ascribed thereto in paragraph 13.3.6;

      2.1.4 "Additional Offer" has the meaning ascribed thereto in paragraph 13.1.5;

      2.1.5 "Additional Offer Period" has the meaning ascribed thereto in paragraph 13.1.5.1;

      2.1.6 "Additional Shares" has the meaning ascribed thereto in subsection 11.1;

      2.1.7 "Affiliate" or "Affiliated" shall have the meaning ascribed thereto in the CBCA;

      2.1.8 "Agreement" shall mean this Shareholders Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;

      2.1.9 "Arm's Length" shall mean, in respect of any Person, a relationship between such Person and any particular Person which would be an arm's length relationship between such Person and the particular Person within the meaning of the Income Tax Act (Canada);

      2.1.10 "Auditors" shall mean BDO Dunwoody & Co., Chartered Accountants, or such other firm of chartered accountants as may be agreed upon from time to time by the Shareholders to act as auditors for the Corporation;

      2.1.11    "Board" shall mean the Board of Directors of the Corporation;

      2.1.12 "Business Day" shall mean any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the Province of Quebec are not open for business during normal banking hours;

      2.1.13 "Business Plan" shall have the meaning ascribed thereto in subsection 8.4;

      2.1.14    "CBCA" shall mean the Canadian Business Corporations Act;

      2.1.15 "Closing" shall mean the sale of the Offered Shares by the Offering Party to the Notified Party pursuant to subsection 13.1;

      2.1.16 "Closing Date" shall mean, pursuant to subsection 13.1, the date which is thirty (30) days after the expiry of the Offer Period, the Additional Offer Period or the New Offer Period, as the case may be, provided, however, that if on the Closing Date all Governmental Body and third party approvals, consents, notifications and assurances necessary to permit the consummation of the transactions contemplated by the Closing have been applied for but not yet received by the Purchaser, then the Closing Date shall be postponed to the thirtieth (30th) day after the receipt by the Purchaser of the last of the aforesaid approvals, consents, notifications and assurances; notwithstanding the foregoing, the Closing shall not be extended more than one hundred and eighty (180) days after the date which was supposed to have been the original Closing Date herein;

      2.1.17 "Confidential Information" shall mean all information howsoever received or obtained by the Shareholder from or through the Corporation after the date hereof which the Corporation identifies in writing as being confidential or proprietary at the time of disclosure or within ten
      (10) days thereafter; provided, however, that the phrase "Confidential Information" shall not include information which:

            2.1.17.1 is in the public domain through no fault of the Shareholder or any of its former or current directors, officers or employees,

            2.1.17.2 is properly within the legitimate possession of the Shareholder prior to its disclosure hereunder and without any obligation of confidence,

            2.1.17.3 after disclosure, is lawfully received by the Shareholder from another Person who is lawfully in possession of such Confidential Information and such other Person was not restricted from disclosing the information to the Shareholder,

            2.1.17.4 is independently developed by the Shareholder through Persons who have not had access to, or knowledge of, the Confidential Information, or

            2.1.17.5 is approved by the Corporation in writing for disclosure prior to its disclosure;

      2.1.18    "Corporation's License Agreements" shall mean:

            2.1.18.1 the license agreement entered into between Widecom and the Corporation on the date hereof by which the Corporation licenses to Widecom all its improvements to the technology licensed from Widecom, which Widecom shall be entitled to use in the manner provided for therein,

            2.1.18.2 the license agreement entered into between Finger Print and the Corporation on the date hereof by which the Corporation licenses to Finger Print all the technology acquired from Finger Print pursuant to the Finger Print Rollover Agreement and all improvements thereon, which Finger Print shall be entitled to use in the manner provided for therein, and

            2.1.18.3 the license agreement entered into between the Corporation and Flat Panel on the date hereof by which the Corporation licenses to Flat Panel all the technology acquired from Flat Panel pursuant to the Flat Panel Rollover Agreement and all improvements thereon, which Flat Panel shall be entitled to use in the manner provided for therein;

      2.1.19    "Decision" has the meaning ascribed thereto in subsection 6.11;

      2.1.20 "Declining Party" has the meaning ascribed thereto in subsection 11.3;

      2.1.21 "Declining Party's Shares" has the meaning ascribed thereto in subsection 11.3;

      2.1.22    "Dispute" has the meaning ascribed thereto in subsection 6.11;

      2.1.23 "Finger Print Rollover Agreement" means the agreement entered into between Finger Print and the Corporation on the date hereof by which Finger Print sells to the Corporation all its technology in exchange for 50 Voting Shares;

      2.1.24 "Flat Panel Rollover Agreement" means the agreement entered into between Flat Panel and the Corporation on the date hereof by which Flat Panel sells to the Corporation all its technology in exchange for 50 Voting Shares;

      2.1.25 "Governmental Body" shall mean (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

      2.1.26 "Investor" shall mean Innovatech and all transferees of Shares of Innovatech;

      2.1.27    "Investor Offer" has the meaning ascribed thereto in subsection
      13.3;

      2.1.28 "Investor Offer Period" has the meaning ascribed thereto in paragraph 13.3.1;

      2.1.29 "Investor's Subscription Agreement" shall mean the subscription agreement dated the date hereof between the Corporation an the Investor setting forth inter alia the rights and obligations of the Investor with respect to its subscription for 450 Voting Shares;

      2.1.30 "Involved Party" has the meaning ascribed thereto in paragraph 6.11.1;

      2.1.31 "Material Agreements" has the meaning ascribed thereto in subsection 6.11;

      2.1.32    "Neutral Party" has the meaning ascribed thereto in paragraph
      6.11.1;

      2.1.33    "New Meeting" has the meaning ascribed thereto in subsection
      6.4;

      2.1.34 "New Offer" has the meaning ascribed thereto in subparagraph 13.1.5.6;

      2.1.35 "New Offer Period" has the meaning ascribed thereto in paragraph 13.1.5.7;

      2.1.36 "Notice of Arbitration" has the meaning ascribed thereto in paragraph 6.11.2;

      2.1.37 "Notice of Dispute" has the meaning ascribed thereto in paragraph 6.11.1;

      2.1.38 "Notified Party" has the meaning ascribed thereto in subsection 13.1;

      2.1.39    "Offer" has the meaning ascribed thereto in subsection 13.1;

      2.1.40    "Offer Period" has the meaning ascribed thereto in subsection
      13.1.1;

      2.1.41 "Offered Shares" has the meaning ascribed thereto in subsection 13.1;

      2.1.42 "Offered Securities" has the meaning ascribed thereto in subsection 13.3;

      2.1.43 "Offering Party" has the meaning ascribed thereto in subsection 13.1;

      2.1.44 "Permitted Transferee" shall, in respect of a Shareholder, mean a corporation, all of the shares of which are held legally and beneficially by such Shareholder;

      2.1.45 "Person" shall mean an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

      2.1.46 "Prime Rate" means the interest rate quoted publicly by the Corporation's regular bankers as the reference rate of interest for commercial demand loans made in Canadian dollars and commonly known as such bank's prime rate, as adjusted from time to time, on the basis of the Prime Rate in effect on the first day of each month;

      2.1.47 "Proportion" shall mean a fraction, the numerator of which shall be the number of Voting Shares owned by the particular Shareholder to whom reference is made and the denominator of which shall be the total of the Voting Shares owned by all the Shareholders;

      2.1.48 "Purchaser" has the meaning ascribed thereto in subparagraph 13.2.5.1;

      2.1.49 "Rejecting Party" has the meaning ascribed thereto in paragraph 13.3.5;

      2.1.50 "Related" shall mean related as that term is used in the Income Tax Act (Canada);

      2.1.51 "Re-Notified Party" has the meaning ascribed thereto in paragraph 13.3.6;

      2.1.52 "Share(s)" shall mean any share(s) of any class, series or category in the capital stock of the Corporation or any security in the capital stock of the Corporation including, without limitation, purchase warrants, options or securities in whole or in part convertible or exchangeable for or into shares of any class, series or category in the capital stock of the Corporation;

      2.1.53    "Shareholder" shall mean any of the Shareholders;

      2.1.54 "Shareholders" shall initially mean Widecom, Finger Print, Flat Panel and the Investor and the definition shall be deemed to be modified from time to time to (i) delete Persons who cease to hold Shares in accordance with the terms of this Agreement, and (ii) add all Persons who, from time to time, become holders of Shares and who undertake in writing to be bound by the provisions of this Agreement;

      2.1.55 "Stock Exchange Agreement" shall mean the stock exchange agreement dated the date hereof between the Investor and Widecom, providing inter alia for the exchange by the Investor of the 450 Voting Shares held by it for common shares of the share capital of Widecom;

      2.1.56 "Subscription Agreement" shall mean the subscription agreement dated the date hereof between the Corporation and Widecom setting forth inter alia the rights and obligations of Widecom with respect to the subscription for 450 Voting Shares;

      2.1.57 "Third Party" has the meaning ascribed thereto in subsection 13.1;

      2.1.58 "Third Party Offer" has the meaning ascribed thereto in subsection 13.1;

      2.1.59    "TP Offer" has the meaning ascribed thereto in subsection 13.3;

      2.1.60 "TP Offeror" has the meaning ascribed thereto in subsection 13.3;

      2.1.61 "Tuli Group" has the meaning ascribed thereto in subsection 11.2;

      2.1.62 "Unaccepted Additional Shares" has the meaning ascribed thereto in subsection 11.4;

      2.1.63 "Unaccepted Offered Securities" has the meaning ascribed thereto in paragraph 13.3.5;

      2.1.64 "Voting Shares" shall mean Shares to which are attached votes that may be cast to elect directors of the Corporation;

      2.1.65 "Widecom License Agreement" shall mean the license agreement entered into between Widecom and the Corporation on the date hereof by which Widecom licenses to the Corporation all its technology, which the Corporation shall be entitled to use for scientific research and experimental development.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties, including without limitation, the Letter of Intent of the Investor dated September 6, 1996 addressed to Widecom.

2.6 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by the Shareholders and the Corporation.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.

2.9 Conflict. This Agreement shall override the Schedules annexed hereto to the extent of any inconsistency. If any conflict should appear between this Agreement and the Articles, by-laws or resolutions of the Corporation, then the provisions of this Agreement shall prevail.

2.10 Preamble and Schedules. The preamble hereof and any Schedules hereto shall form an integral part of this Agreement.

2.11 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.


SECTION 3  -  COMMISSIONS, FEES, ETC.
-------------------------------------

3.1 Commissions. No fee, rebate, commission or gain of whatsoever nature shall be earned by any of the Shareholders as a result of that Shareholder obtaining financing for or on behalf of the Corporation.


SECTION 4  -  OPERATIONS OF THE CORPORATION
-------------------------------------------

4.1 Business of the Corporation. The Corporation shall not carry on any business other than scientific research and experimental development with respect to the intellectual property contemplated by the Widecom License Agreement, including all matters necessary or ancillary thereto and the intellectual property acquired by the Corporation pursuant to the Finger Print Rollover Agreement and the Flat Panel Rollover Agreement.


SECTION 5  -  BOOKS OF ACCOUNT
------------------------------

5.1 Books of account. Proper and correct books of account and such other books as may be necessary for the business of the Corporation shall be kept, in which shall be entered all such transactions as are usually entered and written in books of account kept by persons engaged in businesses of a similar nature, and the Shareholders or a chartered accountant appointed by any of them shall have free access at all times to inspect, examine and copy same.


SECTION 6  -  DIRECTORS
-----------------------

6.1 Board. So long as the Investor, on the one hand, and Widecom, on the other hand, each own at least forty-five percent (45%) of the issued and outstanding Voting Shares, the Shareholders agree to vote their Shares each and every year at the annual meetings of Shareholders so as to cause two (2) nominees of Widecom and two (2) nominees of the Investor, to be elected to the Board. In addition, so long as Finger Print and/or Flat Panel own at least ten percent (10%) of the issued and outstanding Voting Shares, the Shareholders agree to vote their Shares each and every year at the annual meetings of Shareholders so as to cause one (1) nominee of Finger Print or Flat Panel to be elected to the Board. A quorum of a meeting of directors shall be a majority of the directors provided that a director appointed by each of the Investor, Widecom and Finger Print or Flat Panel forms part of such quorum and all decisions of the Board shall require the approval of a majority of the directors present at a meeting of the Board at which a quorum was present.

6.2 Designation of nominees. Each of the Shareholders shall advise the other Shareholders and the Corporation in writing of the names of the individuals such Shareholder has designated as its nominee to the Board as soon as practicable before each annual meeting of Shareholders. In the event that either of the nominees to the Board of the Investor is not an employee of the Investor, the Corporation shall pay to such nominee a fee for his attendance at each meeting of the Board.

6.3 Changes in Board. At such time as the Investor, on the one hand, or Widecom on the other hand, owns more than fifty percent (50%) of the issued and outstanding Voting Shares, the Shareholders agree to vote their Shares at a special meeting of Shareholders duly convened and to continue to do so each and every year at the annual meetings of Shareholders, to elect such number of additional directors in order for the Shareholder who owns more than fifty percent (50%) of the issued and outstanding Voting Shares to have elected a third nominee to the Board. In such circumstances, a quorum of a meeting of directors shall be a majority of the directors provided that one of the directors designated by the Investor (in the event that Widecom owns more than fifty percent (50%) of the issued and outstanding Voting Shares) forms part of such quorum or one of the directors designated by Widecom (in the event that the Investor owns more than fifty percent (50%) of the issued and outstanding Voting Shares) forms part of such quorum, and all decisions of the Board shall require the approval of a majority of the directors present at a meeting of the Board at which a quorum was present. The Shareholder who owns more than fifty percent (50%) of the issued and outstanding Voting Shares shall advise the other Shareholders and the Corporation in writing of the name of the individual such Shareholder has designated as its additional nominee to the Board as soon as practicable before the meeting of Shareholders called for such purpose. In addition, the Shareholder who owns more than fifty percent (50%) of the issued and outstanding Voting Shares hereby agrees to continue to vote its Shares so as to cause to be elected to the Board (i) two (2) nominees of the Investor (in the event that Widecom owns more than fifty percent (50%) of the issued and outstanding Voting Shares and the Investor owns less than 45% of the issued and outstanding Voting Shares) or (ii) two (2) nominees of Widecom (in the event that the Investor owns more than fifty percent (50%) of the issued and outstanding Voting Shares and Widecom owns less than 45% of the issued and outstanding Voting Shares), and one (1) nominee of Finger Print or Flat Panel, provided that Finger Print and/or Flat Panel own at least ten percent (10%) of the issued and outstanding Voting Shares. Notwithstanding the foregoing, each of the Investor and Widecom shall only be entitled to nominate one director to the Board in the event that it holds less than 10% of the issued and outstanding Voting Shares.

6.4 Absence of quorum. In the event that a meeting of the Board cannot be held because quorum was not obtained, a new board meeting may be convened for the same purposes (the "New Meeting"), upon notice of at least seven (7) Business Days. The quorum at the New Meeting shall be the majority of the directors and there shall be no requirement that any directors appointed by any Shareholder be present at the New Meeting. This exception shall, however, only be valid for the New Meeting.

6.5 Replacement of a director. In the event that a director(s) nominated by a Shareholder dies or resigns or a Shareholder wishes to replace its nominee director(s) on the Board, the Shareholders agree to vote their Shares at a special meeting of Shareholders duly convened to elect such new nominee director(s) as is(are) designated by the Shareholder whose nominee died, resigned or was replaced. Such Shareholder shall advise the other Shareholders and the Corporation in writing of the name(s) of the individual(s) such Shareholder has designated as its new nominee(s) to the Board as soon as practicable before the meeting of Shareholders called for such purpose.

6.6 Voting by nominees. Each Shareholder shall at all times carry out and cause the Corporation and its nominees on the Board to carry out the provisions of this Agreement. Each Shareholder shall duly and punctually do, or cause to be done, all such things, including, without limitation, voting or causing to be voted all the Shares held by the Shareholder as shall be necessary or desirable to give effect to this Agreement. In the event any of the directors does not vote at meetings of the Board in a manner consistent with this Agreement, all of the Shareholders shall cause a meeting of Shareholders to be held and agree to vote their Shares in favour of the resolutions approving the relevant matter in a manner consistent with this Agreement, thereby restricting and removing the powers of the directors to vote on such matter in accordance with Section 146 of the CBCA for the purposes of the resolutions in question and replacing any previous outstanding resolutions of the directors on such matter. The Corporation shall carry out and be bound by this Agreement to the full extent that it has the capacity and power to do so.

6.7 Unanimous Shareholders Agreement. To the extent that any of the power vested by the CBCA in the directors have been allocated in whole or in part to the Shareholders by this Agreement:

      6.7.1 such power of the directors are hereby restricted to the extent allocated to the Shareholders hereunder, and

      6.7.2 the Shareholders shall manage the business and affairs of the Corporation with respect to such powers as if they were the directors of the Corporation.

      This Agreement shall, to the extent necessary to give effect to this subsection 6.7, be deemed to be a unanimous shareholders agreement of the Shareholders within the meaning of the CBCA.

6.8 Directors and Officers Insurance. The Corporation shall as soon as reasonably practicable but not later than sixty (60) days from the date hereof take out and thereafter maintain in full force at all times insurance covering directors and officers liability.

6.9 Meeting of the Board. The parties hereto acknowledge and confirm that there shall be a minimum of four (4) meetings of the Board in each fiscal year of the Corporation. In the event that any executive committee of the Board is formed, the Shareholders hereby agree that each Shareholder shall be entitled to the same representation thereon as it has on the Board.

6.10 Fiscal Year. The fiscal year of the Corporation shall terminate on March 31.

6.11 Disputes. Subject to subsection 6.12 hereof, any dispute or controversy (the "Dispute") between the Corporation and any Shareholder (or any Affiliate thereof) relating to any matter arising out of or connected with the rights and obligations of any Shareholder vis-a-vis the Corporation under this Agreement, the Subscription Agreement, the Investor's Subscription Agreement, the Widecom License Agreement, the Corporation's License Agreements, the Finger Print Rollover Agreement, the Flat Panel Rollover Agreement or any other agreement creating obligations between the Corporation and any Shareholder (collectively, the "Material Agreements") shall be settled in accordance with the provisions of Section 17.1 of this Agreement. However, any decision or action to be taken by the Corporation as to whether or not the Corporation will be entitled to institute proceedings in connection with any Dispute (the "Decision") shall be made as follows:

      6.11.1 Subject to subsection 6.11.2, the Shareholder(s) who is (are) not involved in the Dispute (the "Neutral Party"), shall be entitled to cause the Corporation to make any Decision which it alone, without the participation of the Shareholder involved in the Dispute (the "Involved Party"), determines is appropriate, and such Decision will be valid and binding upon the Corporation notwithstanding any provision herein to the contrary, provided that the Neutral Party notifies the Involved Party of the existence of each Dispute in accordance with Section 16 hereof (the "Notice of Dispute") prior to causing the Corporation to make any Decision. For the purposes hereof, in the event that there is more than one Neutral Party, any Decision by the Neutral Parties shall be made by the Neutral Party or Neutral Parties holding a majority of the Voting Shares in relation to the Voting Shares held by all Neutral Parties.
      In addition, for the purposes hereof, Widecom shall not be considered a Neutral Party in the event that the Involved Party is Finger Print and/or Flat Panel;

      6.11.2 the Neutral Party shall not be entitled to exercise its rights pursuant to subsection 6.11.1 hereof in the event that the Involved Party notifies the Neutral Party (the "Notice of Arbitration") in accordance with Section 16 hereof and within ten (10) days of the Involved Party's receipt of the Notice of Dispute, that it wishes the Decision to be made by an arbitrator in accordance with the arbitration procedures (including, without limitation, all procedures relating to notices and delays) set forth in the applicable Material Agreement, in which case the Decision will be made in accordance with the determination of such arbitrator using the laws governing such Material Agreement;

      6.11.3 in the event that the Neutral Party provides the Involved Party with the Notice of Dispute, but the Involved Party fails to provide the Neutral Party with the Notice of Arbitration within the above-mentioned delay, then the Neutral Party shall be entitled to exercise its rights pursuant to subsection 6.11.1 hereof, notwithstanding subsection 6.11.2 hereof;

      6.11.4 in the event that a Decision is referred to arbitration in accordance with subsection 6.11.2 hereof, but the Involved Party fails to respect the arbitration procedures set forth in the applicable Material Agreement, then the Neutral Party shall be entitled to exercise its rights pursuant to subsection 6.11.1 hereof, notwithstanding subsection
      6.11.2 hereof.

6.12 Provisions do not apply. The provisions of subsection 6.11 hereof shall not apply in the event that the Investor, on the one hand, or Widecom, on the other hand, ceases to own at least thirty percent (30%) of the issued and outstanding Voting Shares.

6.13 Proceeding instituted against the Corporation. In the event that a Shareholder institutes an action against the Corporation in connection with a Dispute, the Neutral Party shall be entitled to cause the Corporation to respond and defend to such action which it alone, without the Involved Party, determines is appropriate, and such determination by the Neutral Party will be valid and binding upon the Corporation notwithstanding any provision herein to the contrary.


SECTION 7  -  OFFICERS
----------------------

7.1 Officers. The initial officers of the Corporation shall include Raja Tuli, as President, and such other officers as the Board may determine from time to time. The President of the Corporation shall be its chief executive officer and shall be responsible for the day-to-day management and operations of the Corporation in a manner consistent with this Agreement, the Articles of Incorporation of the Corporation, the by-laws of the Corporation and the operating and capital budgets, subject, however, to overall supervision of the Board. The Board shall also appoint a Chairman. The Corporation acknowledges and confirms that Raja Tuli shall also be involved in the operations of various other companies and as such shall only be required to devote such time and attention as is required, as President, for the day-to-day management and operations of the Corporation.


SECTION 8  -  ADOPTION OF BY-LAWS
---------------------------------

8.1 Adoption of By-laws. The Shareholders undertake to take whatever steps that may be necessary to adopt a by-law of the Corporation consistent with this Section 8 and they furthermore undertake that they will not vote their Shares or exercise any voting rights or otherwise make any decision or take any action in any manner or capacity whatsoever, for the purpose of amending or repealing such a by-law, once adopted, unless they do so unanimously. This by-law, once adopted, shall override, supersede and amend all previous by-laws, resolutions, decisions or acts of the Corporation inconsistent therewith.

8.2 Casting vote. This by-law shall provide that at no time and at no meeting whatsoever shall the Chairman or President of the Corporation have any additional vote or any vote whatsoever in addition to his ordinary vote as Shareholder or as director, and that, more particularly, neither the Chairman nor President shall have a casting vote in case of a tie.

8.3 Matters Requiring Special Shareholder Approval. Without limiting the generality of the foregoing, this by-law shall also provide that there shall be no by-law, resolution or act of the Shareholders, directors or officers of the Corporation having any of the following objects or purposes unless favourably voted upon at a meeting of the Board, and ratified and confirmed by a resolution of the holders of seventy percent (70%) of the Voting
Shares:

      8.3.1 an increase or decrease in the number of directors of the Corporation, except as provided for in this Agreement;

      8.3.2 the filing of Articles of Amendment or Articles of Amalgamation by the Corporation;

      8.3.3 an increase or decrease or alteration in the share capital of the Corporation;

      8.3.4 changes in the remuneration paid to the Shareholders, directors or officers of the Corporation or to Persons Related or Affiliated to the Shareholders, directors or officers of the Corporation, except for increases in Raja Tuli's remuneration based on the percentage increases in the Consumer Price Index as provided in the employment agreement entered into between the Corporation and Raja Tuli on the date hereof; or changes in the remuneration paid to any employees of the Corporation which would cause such employee's annual remuneration to exceed $80,000;

      8.3.5 payment of bonuses or other benefits to Shareholders, directors or officers of the Corporation or to Persons Related or Affiliated to the Shareholders, directors or officers of the Corporation;

      8.3.6 granting or repayment of any loan to Shareholders, directors or officers of the Corporation or to Persons Related or Affiliated to Shareholders, directors or officers of the Corporation;

      8.3.7 guaranteeing any obligations of Shareholders, directors or officers of the Corporation or of Persons Related or Affiliated to Shareholders, directors or officers of the Corporation;

      8.3.8 the sale, issue or allotment of Shares from the treasury of the Corporation, or the granting of options or warrants allowing for the subscription thereof;

      8.3.9 the transfer of Shares, except as provided in this Agreement and the Stock Exchange Agreement;

      8.3.10 the purchase or sale of any immoveable property on behalf of the Corporation;

      8.3.11 an assignment under the Bankruptcy and Insolvency Act or a proposal made thereunder, or recourse to any other measure designed for the protection of insolvent debtors pursuant to any other legislation in connection with insolvency;

      8.3.12 the judicial or voluntary winding-up of the Corporation or the liquidation of the business or assets of the Corporation;

      8.3.13 the entering into of any loan agreement or loan document on behalf of the Corporation, or the granting of any security by the Corporation on any of its movable or immovable property;

      8.3.14 the sale or other disposition of the whole or a substantial part of the assets of the Corporation or the granting of an option for same;

      8.3.15 the adoption for or on behalf of the Corporation of any contract not in the ordinary course of the Corporation's business or any contract with (i) any Shareholder, director or officer of the Corporation or any Person Related or Affiliated to the Shareholder, director or officer of the Corporation or (ii) any Person who is not dealing at Arm's Length with the Corporation, other than the Corporation's License Agreement referred to in subparagraph 2.1.18.1 only or (iii) any Person the value of which exceeds $200,000;

      8.3.16 the conclusion of any partnership or joint venture agreement or the creation of a subsidiary or acquisition of another business;

      8.3.17 changes in the officers or directors of the Corporation, except as provided in this Agreement;

      8.3.18 the declaration of dividends by the Corporation or the redemption, purchase or repurchase by the Corporation of its share capital;

      8.3.19 the amendment, repeal or abrogation of any by-law of the Corporation;

      8.3.20 the change in the powers of the directors in general or any one of them in particular;

      8.3.21 the approval of the annual operating budget of the Corporation and the annual capital budget of the Corporation, and any amendments thereto. Should the Shareholders refuse to approve the operating budget or the capital budget for a given fiscal year, the Corporation must conduct its business in conformity with the budgets of the preceding fiscal year and the Corporation may not incur capital expenses for the fiscal year then in progress unless the above-mentioned budgets have been approved in accordance with the present provisions;

      8.3.22    the removal or nomination of the Auditors;

      8.3.23 the leasing by the Corporation of any premises for its operations.

8.4 Transfer of Principal Office of the Corporation and Amendment of Business Plan. Notwithstanding any provision of this Agreement, so long as the Investor is a Shareholder no by-law, resolution or act of the Shareholders, directors, or officers of the Corporation having as an object or purpose (i) the change or transfer of the principal office of the Corporation outside the Montreal region or transfer of all or any part of the business of the Corporation outside of the Montreal region or (ii) the material modification or amendment to the business plan prepared by Widecom dated March 14, 1996, as amended on July 31, 1996 (the "Business Plan"), shall be valid unless approved by the Investor.

8.5 Board of Shareholders unable to arrive at a decision. If the Board or the Shareholders are unable to arrive at a decision within their respective areas of competence, the Corporation shall continue to conduct its business and affairs in accordance with the most recent (i) resolutions of the Board and the Shareholders, and (ii) approved operating and capital budgets.


SECTION 9  -  BANKERS AND BANKING ARRANGEMENTS
----------------------------------------------

9.1 Bankers. The bankers of the Corporation shall be such bank or banks as may be agreed upon from time to time by the Board.

9.2 Signatories. All drafts, cheques and bills of exchange for or on behalf of the Corporation's bank accounts shall require the signatures of such individuals as may be agreed upon from time to time by the Board.


SECTION 10  -  AUDITORS OF THE CORPORATION
------------------------------------------

10.1    Auditors.  The auditors of the Corporation shall be the Auditors.


SECTION 11  -  PREEMPTIVE RIGHT
-------------------------------

11.1 Issuance of Shares. Should the Board require additional funds, then the Board shall, subject to the approval of the Shareholders as provided for in subsection 8.3 of this Agreement, be entitled to cause the Corporation to raise such funds by issuing Shares from treasury in accordance with this
Section 11. Each Shareholder shall have preemptive rights with respect to the issue of such additional Shares (the "Additional Shares"), such that the Corporation shall not issue any Additional Shares without offering to each Shareholder the right to subscribe for its Proportion of the Additional Shares to be issued by the Corporation.

11.2 Notice to Shareholders. If the Corporation decides to issue any Additional Shares, then the Corporation shall give detailed notice thereof to each Shareholder. Widecom may assign to Finger Print and/or Flat Panel (the "Tuli Group") all or a portion of its right to subscribe for its Proportion of the Additional Shares. The Tuli Group may assign to Widecom all or a portion of its rights to subscribe for its Proportion of the Additional Shares. Moreover, Finger Print or Flat Panel may assign to the other party all or a portion of its right to subscribe for its Proportion of the Additional Shares. Each Shareholder shall have thirty (30) days from the receipt of such notice within which to notify the Corporation of its intent to exercise its right under subsections 11.1 and 11.2 in connection with such issue of Additional Shares. If a Shareholder fails to so notify the Corporation within the prescribed delay, then such Shareholder shall be conclusively deemed to have waived its preemptive right in connection with such issue of Additional Shares.

11.3 Tuli Group and Widecom Rights. If either the Tuli Group or Widecom has agreed to exercise its right under subsections 11.1 and 11.2 hereof to subscribe for its Proportion of the Additional Shares (the "Accepting Party") and the other has, or is deemed to have, declined to exercise such preemptive right (the "Declining Party"), the Corporation shall, within seven (7) days of the end of the above thirty (30) day period, be required to offer by written notice to the Accepting Party all of the Additional Shares which could have been subscribed for by the Declining Party (the "Declining Party's Shares") before the Investor is offered pursuant to subsection 11.4 its pro rata share of the Declining Party's Shares. If the Accepting Party fails to exercise its right to subscribe for all of the Declining Party's Shares within five (5) days of its receipt of written notice from the Corporation, then the Accepting Party shall be deemed to have declined its right to subscribe for the Declining Party's Shares. As among themselves, each of the Tuli Group shall be entitled to subscribe for the number of the Declining Party's Shares represented by the proportion of Voting Shares owned by each of the Tuli Group in relation to the total number of Voting Shares owned by the Tuli Group.

11.4 Shareholders Rights. (i) If one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares, and, in the event such Additional Shares were offered to the Accepting Party pursuant to subsection 11.3 and the Accepting Party declined to exercise its right to acquire all of the Declining Party's Shares, or (ii) if one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares and subsection 11.3 is not applicable, then the Corporation, within seven
(7) days of the end of the above thirty (30) day period provided for in subsection 11.2 or within seven (7) days of the end of the five (5) day period provided for in subsection 11.3 hereof, as the case may be, shall be required to offer by written notice to the Shareholder(s) who agreed to exercise its or their right under subsections 11.1, 11.2 and 11.3, as the case may be, in connection with the initial issue of Additional Shares, to issue to such Shareholder(s), in addition to the Additional Shares such Shareholder(s) initially agree to subscribe for, its or their pro rata share of the Additional Shares for which any other Shareholder(s) has, or is deemed to have, waived its or their preemptive right hereunder (collectively the "Unaccepted Additional Shares"). For the purposes of the preceding, each such Shareholder's pro rata share of the Unaccepted Additional Shares shall be equal to the proportion that the number of Voting Shares held by such Shareholder is to the aggregate of all Voting Shares held by all Shareholders who agreed to exercise their right under this subsection 11.4.

11.5 Notice for Unaccepted Additional Shares. Each Shareholder who has been offered to subscribe for Unaccepted Additional Shares by the Corporation pursuant to subsection 11.4 shall have fifteen (15) days from the receipt of the notice mentioned therein to notify the Corporation of its intent to exercise its right to subscribe for its pro rata share of such Unaccepted Additional Shares, failing which such Shareholder shall be deemed to have waived its preemptive right in connection with the issue of such Unaccepted Additional Shares.

11.6 Sale to any Person. The procedures set forth in subsections 11.4 and 11.5 shall be repeated, mutatis mutandis, with respect to any Unaccepted Additional Shares which have not been subscribed for by a Shareholder until
(i) all Shareholders who have been made the most recent additional offer shall have declined it, or (ii) all Additional Shares (including Unaccepted Additional Shares) which have been offered by the Corporation pursuant to this Section 11 shall have been subscribed for by some or all of the Shareholders. If upon completion of the above procedures some or all of the Additional Shares which the Corporation intended to issue will not be purchased by the Shareholders pursuant to the exercise of their preemptive rights, the Corporation shall be free for a period of ninety (90) days thereafter to sell such Additional Shares, which will not be purchased by a Shareholder, to any Person, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Shares, provided, however, that it shall be a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 18.6 and has agreed to be bound by the terms and conditions of this Agreement and any other agreement executed by the parties in connection with this Agreement.

11.7 Closing. The closing in connection with the issuance of Additional Shares to any Shareholder or Person pursuant to subsections 11.1 to 11.6 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty (30) days after the expiry of the applicable period under subsections 11.2 to 11.6, as the case may be, or at such other place, at such other time or on such other date as the parties thereto may agree, and payment for the Additional Shares being issued shall be made in full at such closing. All payments shall be made by way of bank draft or electronic fund transfer to the Corporation's account.


SECTION 12  -  ALIENATION OF SHARES
-----------------------------------

12.1 Alienation prohibited. Unless otherwise provided for in accordance with the terms hereof or the Stock Exchange Agreement, no Shareholder shall transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of in any manner whatsoever the whole or any part of its Shares without first obtaining the written consent of the other Shareholders.

12.2 Transfer to Permitted Transferee. Notwithstanding anything herein to the contrary, a Shareholder may transfer all (but not less than all) of its Shares to a Permitted Transferee, provided that:

      12.2.1 the Permitted Transferee has undertaken in writing to be bound by the provisions hereof;

      12.2.2 the Permitted Transferee has agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall (i) remain a corporation, (ii) have no assets other than the Shares and other shareholding interests, (iii) not conduct any business other than that of holding the Shares and other shareholding interests, and (iv) be bound by the terms and conditions of this Agreement as if the Permitted Transferee had been an original party to this Agreement; and

      12.2.3 the transferor has agreed prior to such assignment, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as the Permitted Transferee holds such Shares, the transferor shall (i) not transfer to any Person the ownership (either absolutely, in trust or otherwise) of any issued and outstanding share, equity security or ownership, participatory or profit interest in the Permitted Transferee or otherwise transfer the control of the Permitted Transferee by any mechanism whatsoever, (ii) not be relieved of its obligations hereunder and continue to be solidarily bound with the Permitted Transferee (each waiving the benefit of division and discussion) by this Agreement as if it continued to be a Shareholder,
      (iii) represent the Permitted Transferee in all of the Permitted Transferee's dealings with the Corporation and the other Shareholders, and (iv) solidarily with the Permitted Transferee (each waiving the benefit of division and discussion) be liable to the other parties for the obligations of the Permitted Transferee under this Agreement.

      If the Permitted Transferee fails to perform or fulfil any of its obligations hereunder, then any party may require by notice to the transferor that the Permitted Transferee be forthwith liquidated and its assets (including, without limitation, the Shares held by the Permitted Transferee) distributed to the transferor.

      For purposes of clarity only, in the event of a transfer by Widecom of its Shares to a Permitted Transferee, Widecom shall remain bound by the Stock Exchange Agreement.

12.3 Permitted Transfers by Investor. Notwithstanding anything herein to the contrary, the Investor may transfer all or part of its Shares to any Governmental Body of or controlled by the Government of Quebec, at any time and from time to time without being subject to the other terms and conditions in this Section 12 or in Section 13; provided however, that the Investor shall be permitted to transfer its Shares to any Governmental Body of or controlled by the Government of Quebec solely if such Governmental Body shall have first (i) executed a counterpart of this Agreement in accordance with subsection 18.6, and (ii) have agreed, in form and terms satisfactory to the legal counsel of the Corporation, acting reasonably, that as long as it shall hold such Shares it shall be bound by the terms and conditions of this Agreement, as if the Governmental Body had been an original party to this Agreement.

12.4 Permitted Transfers by Flat Panel, Finger Print and Widecom. Notwithstanding anything herein to the contrary (i) Widecom may transfer all or part of its Shares to the Tuli Group provided that the Tuli Group is a Shareholder (ii) the Tuli Group may transfer all or part of its Shares to Widecom provided that Widecom is a Shareholder and (iii) Finger Print or Flat Panel may transfer all or part of its Shares to the other party provided that the other party is a Shareholder. For purposes of clarity only, in the event of a transfer by Widecom of all or part of its Shares to the Tuli Group, Widecom shall remain bound by the Stock Exchange Agreement.


SECTION 13 - RIGHTS OF FIRST REFUSAL
------------------------------------

13.1 Alienation by the Tuli Group or Widecom. Notwithstanding subsection 12.1, if at any time on or after the third anniversary of the date hereof, either the Tuli Group or Widecom (the "Offering Party") receives an irrevocable offer (the "Third Party Offer") from a Person acting at Arm's Length to the Offering Party (the "Third Party") to purchase for cash (all of which is payable at closing) all (but not less than all) of the Shares held by the Offering Party, which Third Party Offer the Offering Party wishes to accept, it shall first offer to sell (the "Offer") such Shares (the "Offered Shares") to the other of Widecom or the Tuli Group, as the case may be (the "Notified Party") in accordance with the procedures set forth hereinafter;

      13.1.1 The Offer shall be sent to the Notified Party and shall be open for acceptance by the Notified Party for thirty (30) days (the "Offer Period") from the receipt of the Offer by the Notified Party.

      13.1.2 The Notified Party shall be obliged by notice to the Offering Party received within, but not after the expiration of the Offer Period, at its sole option to either:

            13.1.2.1    accept the Offer in whole, or

            13.1.2.2 reject the Offer, in which case the Offer Period shall expire on the date the Offer is rejected.

      13.1.3 If the Notified Party has accepted the Offer, then the Offering Party shall sell to the Notified Party, and the Notified Party shall purchase from the Offering Party, all the Offered Shares, the whole in accordance with this Agreement and the terms and conditions of the Offer.

      13.1.4 If the Notified Party has not accepted the Offer by the expiry of the Offer Period, then the Notified Party shall be deemed to have rejected the Offer on such date.

      13.1.5 If the Notified Party has or is deemed to have rejected the Offer, then the Offering Party shall be required forthwith at the time of such rejection to offer to sell (the "Additional Offer") all of the Offered Shares to the Notified Party and the Investor in accordance with the procedure set forth hereinafter:

            13.1.5.1 the Additional Offer shall be sent to the Notified Party and the Investor and shall be open for acceptance by the Notified Party and the Investor for thirty (30) days from receipt of the Additional Offer by the Notified Party and the Investor (hereinafter referred to as the "Additional Offer Period");

            13.1.5.2 each of the Notified Party and the Investor shall be obliged by notice to the Offering Party received within, but not after the expiration of the Additional Offer Period, at its option to either:

                  13.1.5.2.1 accept the Additional Offer in respect of the whole of its proportion of the Offered Shares, or

                  13.1.5.2.2 reject the Additional Offer, in which case the Additional Offer Period with respect to the Notified Party or the Investor shall expire on the date the Additional Offer is rejected;

            13.1.5.3 if the Notified Party and the Investor have accepted the Additional Offer, then each of them shall purchase from the Offering Party, and the Offering Party shall sell to each of them, such proportion of the Offered Shares as is equal to the proportion that the number of Voting Shares of the Notified Party or the Investor, as the case may be, is to the aggregate of all Voting Shares held by the Notified Party and the Investor, the whole in accordance with this Agreement and the terms and conditions of the Additional Offer;

            13.1.5.4 if the Notified Party or the Investor does not accept the Additional Offer by the expiry of the Additional Offer Period, then it shall be deemed to have rejected the Additional Offer on such date;

            13.1.5.5 if the Notified Party shall have accepted the Additional Offer, but the Investor shall have or is deemed to have rejected the Additional Offer, then the Notified Party shall be deemed to have rejected the Additional Offer;

            13.1.5.6 if the Notified Party shall have or is deemed to have rejected the Additional Offer, but the Investor shall have accepted the Additional Offer, then the Offering Party shall be required forthwith to offer to sell (the "New Offer") all of the Offered Shares to the Investor in accordance with the procedures set forth hereinafter;

            13.1.5.7 the New Offer shall be sent to the Investor and shall be open for acceptance by the Investor for ten (10) days from receipt of the New Offer (the "New Offer Period") by the Investor;

            13.1.5.8 the Investor shall be obliged by notice to the Offering Party received within, but not after the expiration of the New Offer Period, at its sole option to either:

                  13.1.5.8.1    accept the New Offer in whole, or

                  13.1.5.8.2 reject the New Offer, in which case the New Offer Period shall expire on the date the New Offer is rejected;

            13.1.5.9 if the Investor does not accept the New Offer by the expiry of the New Offer Period, then the Investor shall be deemed to have rejected the New Offer on such date;

            13.1.5.10 if the Investor has accepted the New Offer, then the Offering Party shall sell to the Investor and the Investor shall purchase from the Offering Party all the Offered Shares, the whole in accordance with this Agreement and the terms and conditions of the Additional Offer and the New Offer;

            13.1.5.11 if the Notified Party has or is deemed to have rejected the Offer and the Additional Offer and the Investor shall have or is deemed to have rejected the Additional Offer or the New Offer, then the Notified Party and the Investor shall be deemed, notwithstanding any notice otherwise delivered to the Offering Party in accordance with this subsection 13.1, to have rejected the Offer, the Additional Offer and the New Offer, as the case may be, and the Offering Party shall be free for a period of ninety (90) days from the end of the Additional Offer Period, or, if a New Offer was made, from the end of the New Offer Period, to sell all (but not less than all) of the Offered Shares to the Third Party on the terms and conditions provided in the Third Party Offer, provided, however, that it shall be a condition precedent to the right of the Offering Party to sell the Offered Shares that the Third Party has executed a counterpart of this Agreement in accordance with subsection 18.6 and has agreed to be bound by the terms and conditions of this Agreement, as if that Third Party had been an original party to this Agreement in place of the Offering Party. For purposes of clarity only, in the event of a transfer by Widecom of its Shares pursuant to this subsection 13.1 to the Tuli Group or to a Third Party, Widecom shall remain bound by the Stock Exchange Agreement. In the event of a transfer by Widecom of all or a portion of its Shares pursuant to this subsection 13.1 to Innovatech, the Exchange Right (as defined in the Stock Exchange Agreement) shall immediately become null and void;

            13.1.5.12 if no sale takes place within the ninety (90) day period referred to in subsection 13.1.5.11, then the Offering Party shall not transfer the Offered Shares without again following and being subject to this subsection 13.1.

      13.1.6 Piggy-back. Notwithstanding the preceding subsections and paragraphs of this Section 13, if Widecom receives a Third Party Offer for all of its Shares at any time on or after the third anniversary of the date hereof and the Notified Party does not accept the Offer pursuant to subparagraph 13.1.2.1, then each of the Investor and the Tuli Group shall have the right, before the commencement of the mechanism set forth in paragraph 13.1.5, to require that Widecom include in any sale to the Third Party all of its Shares on terms and conditions identical to those offered by the Third Party to Widecom pursuant to the Third Party Offer. Widecom shall notify the Investor upon the expiry of the Offer Period whether or not the Notified Party has accepted the Offer. If either of the Investor or the Tuli Group wishes to exercise this piggy back right, then it shall notify Widecom of same within ten (10) days of the expiry of the Offer Period. In the event that the Investor exercises its piggy back right and the Tuli Group doesn't exercise its piggy back right within the prescribed period, then Widecom shall sell its Shares to the Third Party in accordance with the Third Party Offer and shall be obliged to include in the sale to this Third Party all of the Shares of the Investor, unless the Tuli Group agrees, within 10 days of being notified by Widecom and the Investor that the Investor has exercised its piggy back rights in accordance with this subsection 13.1.6, to purchase all of the Shares of Widecom and the Investor on the terms and conditions set forth in the Third Party Offer. In the event that the Tuli Group exercises its piggy back right and the Investor doesn't exercise its piggy back right within the prescribed period, then Widecom shall sell its Shares to the Third Party in accordance with the Third Party Offer and shall be obliged to include in the sale to the Third Party all of the Shares of the Tuli Group, unless the Investor agrees, within 10 days of being notified by Widecom and the Tuli Group that the Tuli Group has exercised its piggy back rights in accordance with this subsection 13.1.6, to purchase all of the Shares of Widecom and the Tuli Group on the terms and conditions set forth in the Third Party Offer. In the event that both the Investor and the Tuli Group exercise their piggy back rights, then Widecom shall be obliged to include in the sale to the Third Party all of the Shares of the Investor and the Tuli Group. In the event that neither of the Investor or the Tuli Group exercises its piggy back rights, then the mechanism provided for in paragraph 13.1.5 shall apply.

13.2 Validity of Offer and Closing provisions. Each Offer, Additional Offer and New Offer shall be in a writing signed by the Offering Party and addressed to the Notified Party and/or the Investor and shall:

      13.2.1 identify the subsection pursuant to which it is delivered and identify and provide particulars of the Offered Shares;

      13.2.2 require that the sale of the Offered Shares be on the same terms and conditions as the Third Party Offer, except as otherwise provided for in subsection 13.1;

      13.2.3 state the purchase price per Offered Shares, which purchase price shall be payable in full, in cash, in Canadian dollars at Closing;

      13.2.4 state the name and address of the Third Party to whom it proposes to sell the Offered Shares, and include a copy of the Third Party Offer;

      13.2.5 provide that the Closing shall be held at the principal offices of the Corporation at 10:00 a.m. on the Closing Date, or at such other place, at such other time or on such other date as the parties thereto may agree, in accordance with the following terms and conditions:

            13.2.5.1 at Closing, the Offering Party shall deliver to the Notified Party and/or the Investor (the "Purchaser") certificates representing the Offered Shares being transferred, which certificates shall be accompanied by a duly executed assignment of the Offered Shares to the Purchaser;

            13.2.5.2 payment for the Offered Shares being transferred shall be made in full at Closing. All payments shall be made by way of bank draft or electronic fund transfer to the Offering Party's account in Canada;

            13.2.5.3 at Closing, the Offering Party shall deliver to the Purchaser a written warranty that:

                  13.2.5.3.1 there are no contractual or other restrictions on the transfer of the Offered Shares being transferred (other than the restrictions set out in the Articles of Incorporation of the Corporation and in this Agreement), and

                  13.2.5.3.2 the Offering Party is the registered and beneficial owner of the Offered Shares being transferred with full right, title and authority to transfer such Offered Shares to the Purchaser, free and clear of all claims, liens and other encumbrances whatsoever;

            13.2.5.4 if there are two Purchasers, then the obligations of each Purchaser in connection with the purchase of the Offered Shares shall be independent of the obligations of the other Purchaser in that regard. If, however, at the Closing the Notified Party fails to pay for its Offered Shares but the Investor pays for its Offered Shares, then the Offering Party shall not be obliged to proceed with the Closing with the Investor, in which case it shall be obliged once again to offer all of the Offered Shares to the Investor pursuant to paragraphs 13.1.5.7 through 13.1.5.12. If, however, at the Closing the Investor fails to pay for its Offered Shares while the Notified Party pays for its Offered Shares, then the Offering Party shall not be obliged to proceed with the Closing with the Notified Party, in which case the Offering Party shall be entitled to offer all of the Offered Shares to a Third Party pursuant to paragraphs 13.1.5.11 and 13.1.5.12;

            13.2.5.5 at Closing, all necessary and proper corporate proceedings required by counsel for the Purchaser, acting reasonably, shall be taken for the transfer of the Offered Shares;

            13.2.5.6 if the Purchaser fails at the Closing to pay for its Offered Shares, provided that the Offering Party has fulfilled all of its obligations hereunder, then, without prejudice to any other rights of the Offering Party, the purchase price for the Offered Shares shall bear interest from the date of Closing until paid in full at a rate of interest per annum equal to the Prime Rate plus three percent (3%). Such interest shall be payable on demand;

            13.2.5.7 at Closing, the Offering Party shall deliver to the Corporation signed resignations of all of its nominees as directors, officers and employees of the Corporation unless waived by the Corporation;

            13.2.5.8 if the Offering Party is bound by a guarantee whereby such Offering Party has guaranteed the payment of any debt or liability of the Corporation, then the Purchaser shall use all reasonable efforts to cause such guarantee to be released and cancelled at Closing, failing which the Purchaser shall agree to indemnify and hold the Offering Party harmless from all claims, costs, demands and actions suffered or incurred after the Closing resulting from, arising out of, or relating to such guarantee;

            13.2.5.9    if any of the conditions set forth in this subsection
            13.2.5 made for the exclusive benefit of the Purchaser are not satisfied at the Closing, then the Purchaser may, at its option, either:

                  13.2.5.9.1    refuse to proceed with the Closing, or

                  13.2.5.9.2    proceed with the Closing,

in either case without prejudice to its remedies and recourses against the Offering Party as a result of such condition not being satisfied;

            13.2.5.10 however, if at Closing the Offered Shares being transferred are not free and clear of all claims, liens and other encumbrances whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase such Offered Shares subject to such claims, liens and other encumbrances. In that event, the Purchaser shall at the Closing assume all obligations and liabilities with respect to such claims, liens and encumbrances and the purchase price payable by the Purchaser for such Offered Shares shall be satisfied, in whole or in part, as the case may be, by such assumption. The amount so assumed shall reduce the purchase price payable at Closing;

            13.2.5.11 if the Offering Party fails to complete the transaction, then the amount which the Purchaser would otherwise be required to pay to the Offering Party at Closing may be deposited by the Purchaser into an interest-bearing trust account in the name of the Offering Party at the bank branch used by the Corporation. Upon making such deposit and giving the Offering Party notice thereof, the purchase of the Offering Party's Offered Shares by that Purchaser shall be deemed to have been fully completed and all right, title, benefit and interest in and to the Offered Shares to which the Purchaser is entitled, shall be deemed to have been transferred and assigned to and vested in the Purchaser. The Offering Party shall be entitled to receive the amount deposited in the trust account upon satisfying the Offering Party's obligations pursuant to subsection 13.1;

            13.2.5.12 the Offering Party hereby irrevocably nominates, constitutes and appoints each Purchaser as its true and lawful mandatary and agent for, in the name of and on behalf of the Offering Party to execute and deliver in the name of the Offering Party all such instruments as may be necessary to effectively transfer the Offered Shares being sold to the Purchaser. The Offering Party hereby ratifies and confirms, and agrees to ratify and confirm, all that Purchaser may lawfully do or cause to be done by virtue of such appointment and power of attorney;

            13.2.5.13 it is recognized that serious and irreparable damage for which monetary damages would not be an adequate remedy would result to the Purchaser from the violation of the provisions of subsections 13.1 or 13.2. Each party agrees that, in addition to any and all remedies available to the Purchaser in the event of a violation of such covenants, such Purchaser shall have the immediate remedy of injunction or such other relief as may be decreed or issued by any court of competent jurisdiction to enforce subsections 13.1 or 13.2.

13.3 Alienation by the Investor. Notwithstanding subsection 12.1, if at any time on or after the third anniversary of the date hereof, the Investor receives an irrevocable written offer (the "TP Offer") from a Person acting at Arm's Length to the Investor (the "TP Offeror") to purchase for cash (all of which is payable at closing) all (but not less than all) of the Shares held by the Investor which TP Offer the Investor wishes to accept, it shall first offer to sell (the "Investor Offer") such Shares (the "Offered Securities") to the Tuli Group and Widecom in accordance with the procedures set forth hereinafter;

      13.3.1 The Investor Offer shall be sent to the Tuli Group and Widecom and shall be open for acceptance by each of the Tuli Group and Widecom for thirty (30) days (the "Investor Offer Period") from the receipt of the Investor Offer by the Tuli Group and Widecom.

      13.3.2 Each of the Tuli Group and Widecom shall be obliged by notice to the Investor received within but not after the expiration of the Investor Offer Period at its sole option to either:

            13.3.2.1 accept the Investor Offer in respect of the whole of its proportion of the Offered Securities, or

            13.3.2.2 reject the Investor Offer, in which case the Investor Offer Period with respect to it shall expire on the date the Investor Offer is rejected by it.

      13.3.3 If both the Tuli Group and Widecom have accepted the Investor Offer, then the Investor shall sell to each of the Tuli Group and Widecom, and each of the Tuli Group and Widecom shall purchase from the Investor, such proportion of the Offered Securities as is equal to the proportion that the number of Voting Shares of each of the Tuli Group and Widecom is to the aggregate of all Voting Shares held by both the Tuli Group and Widecom, the whole in accordance with this Agreement and the terms and conditions of the Investor Offer.

      13.3.4 If the Tuli Group or Widecom does not accept the Investor Offer by the expiry of the Investor Offer Period, then it shall be deemed to have rejected the Investor Offer on such date.

      13.3.5 If one (1) of the Tuli Group or Widecom shall have or be deemed to have rejected the Investor Offer (the "Rejecting Party"), and the other shall have accepted the Investor Offer then the Investor shall be required forthwith to offer to sell (the "Additional Investor Offer") all of the Offered Securities which were not accepted by the Rejecting Party (the "Unaccepted Offered Securities") to the other party who accepted the Investor Offer in accordance with the procedure set forth hereinafter.

      13.3.6 The Additional Investor Offer shall be sent to the other party who accepted the Investor Offer (the "Re-Notified Party") and shall be open for acceptance by the Re-Notified Party for ten (10) days from receipt of the Additional Investor Offer (the "Additional Investor Offer Period") by the Re-Notified Party.

      13.3.7 The Re-notified Party shall be obliged by notice to the Investor received within but not after the expiration of, the Additional Investor Offer Period at its option to either:

            13.3.7.1    accept the Additional Investor Offer, or

            13.3.7.2 reject the Additional Investor Offer, in which case the Additional Investor Offer Period with respect to such Re-Notified Party shall expire on the date the Additional Investor Offer is rejected.

      13.3.8 If the Re-Notified Party has accepted the Additional Investor Offer, then the Investor shall sell to the Re-Notified Party and the Re-Notified Party shall purchase from the Investor all the Offered Securities (including the Unaccepted Offered Securities), the whole in accordance with this Agreement and the terms and conditions of the Investor Offer and the Additional Investor Offer.

      13.3.9 If the Re-Notified Party has not accepted the Additional Investor Offer by the expiry of the Additional Investor Offer Period, then it shall be deemed to have rejected the Additional Investor Offer on such date.

      13.3.10 If both the Tuli Group and Widecom have or are deemed to have rejected the Investor Offer or if the Re-Notified Party has or is deemed to have rejected the Additional Investor Offer, then both the Tuli Group and Widecom and the Re-Notified Party shall be deemed, notwithstanding any notice otherwise delivered to the Investor in accordance with this subsection 13.3, to have rejected the Investor Offer and the Additional Investor Offer, as the case may be, and the Investor shall be free for a period of ninety (90) days from the end of the Investor Offer Period, or if an Additional Investor Offer was made, from the end of the Additional Investor Offer Period, to sell all (but not less than all) of the Offered Securities to the TP Offeror on terms not more favourable than those provided in the Investor Offer, provided, however, that it shall be a condition precedent to the right of the Investor to sell the Offered Securities that the TP Offeror has executed a counterpart of this Agreement in accordance with subsection 18.6 and has agreed to be bound by the terms and conditions of this Agreement, as if that TP Offeror has been an original party to this Agreement in place of the Investor.

      13.3.11 If no sale takes place within the said ninety (90) day period referred to in subsection 13.3.10, then the Investor shall not transfer the Offered Securities without again following and being subject to this subsection 13.3.

      13.3.12 The provisions of subsection 13.2 shall apply mutatis mutandis to any sale of Offered Securities pursuant to subsection 13.3.

13.4 Corporation's obligations. The Corporation shall record each transfer of Shares provided, however, that the Corporation shall refuse to record a transfer of Shares made in contravention of this Agreement.

13.5 Offers irrevocable. All Offers, Additional Offers, New Offers, Investor Offers, Additional Investor Offers, Third Party Offers and TP Offers and their acceptance, rejection, deemed acceptance and deemed rejection are irrevocable.

13.6    Share Certificates.  The Corporation shall cause, and the
Shareholders shall vote their Shares to cause the Corporation to cause, all certificates for Shares to be endorsed with the following inscription:

      "Ownership, alienation and encumbrance of the Shares represented by this certificate are subject to the terms of the Shareholders Agreement of 3294340 Canada Inc. dated October 2, 1996, a copy of which is on file at the registered office of 3294340 Canada Inc."

SECTION 14  -  CONFIDENTIALITY
------------------------------

14.1 Confidentiality. Each of the Shareholders agrees to use, and to use its best efforts to ensure that its authorized representatives use, the same degree of care as such Shareholder uses to protect its own confidential information, to keep confidential and not to make use of any Confidential Information in its possession. Such Shareholder may disclose Confidential Information (i) to any partner, shareholder, subsidiary or parent of such Shareholder for the purpose of reporting on the activities of, or evaluating its investment in the Corporation as long as such partner, shareholder, subsidiary or parent is advised of the confidentiality provisions of this
Section 14; or (ii) to any Third Party, TP Offeror, Permitted Transferee or Governmental Body for purposes related to the purchase or transfer of such Shareholder's Shares pursuant to the provisions of Sections 12 or 13 hereof, provided that prior to disclosure such Third Party, TP Offeror, Permitted Transferee or Governmental Body agrees to be bound by the confidentiality provisions of this Section 14 and such other confidentiality provisions as may be requested by the Corporation in its sole discretion.

14.2 Disclosure required. Anything to the contrary herein notwithstanding, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a Governmental Body or is otherwise required by law; provided, however, that the said Shareholders shall, if reasonably possible, first have given notice thereof to the Corporation and shall have, as appropriate:

      14.2.1 fully cooperated in the Corporation's attempt, if any, to obtain a "protective order" from the appropriate Governmental Body; or

      14.2.2 attempted to classify such documents to prevent access by the public, in accordance with the provisions of any law pertaining to freedom of information.

14.3    Reasonableness of Covenants.  The covenants set forth in subsections
14.1 and 14.2 are reasonable and valid in all respects and each Shareholder hereby irrevocably agrees to waive (and irrevocably agrees not to raise) as a defense any issue of reasonableness in any proceeding to enforce any such covenant.


SECTION 15  -  FINANCIAL INFORMATION AND COVENANTS OF THE CORPORATION
---------------------------------------------------------------------

15.1 Financial Information. The Corporation undertakes toward the Shareholders to remit to the latter the following documents:

      15.1.1 within ninety (90) days after the end of each fiscal year, a copy of the balance sheet of the Corporation as at the end of such year, together with statements of earnings, shareholders' equity, statement of changes in financial position and cash flow of the Corporation for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and duly certified by the Auditors. These financial statements shall be prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis;

      15.1.2 within twenty (20) days after the end of each of the first three (3) fiscal quarters during each fiscal year, a balance sheet of the Corporation as of the end of such fiscal quarter and statements of earnings, shareholders' equity, statement of changes in financial position and cash flow for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail. The financial statements delivered pursuant to this subsection need not be audited;

      15.1.3 within the twenty (20) days following the end of each month, complete unaudited monthly financial statements, including the balance sheet, the income statement and the statement of changes in financial position as well as a comparison with the budgets established for the same period, containing a detailed explanation of any variations;

      15.1.4 at least thirty (30) days prior to the commencement of a fiscal year, an annual operating budget, pro forma cash flow and pro forma income statement for the Corporation;

      15.1.5 promptly following the receipt thereof, any written report, "management letter" and any other communication submitted to the Corporation by its independent chartered accountants relating to the business, prospects or financial condition of the Corporation; and

      15.1.6 within ninety (90) days of the end of each fiscal year of the Corporation, a report prepared by the Auditors describing all transactions between the Corporation and Persons not dealing at Arm's Length with the Corporation during the preceding fiscal year.

15.2 Inspection by Shareholders. The Corporation shall permit each Shareholder, at such Shareholder's expense, to visit and inspect the Corporation's premises, to examine its books of accounts and records and to discuss the Corporation's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Shareholder.

15.3 Compliance by Corporation. The Corporation hereby agrees to take all necessary action in order to comply with all applicable laws and regulations in respect of its corporate existence and the conduct of its business including, without limitation, those laws and regulations dealing with the protection of the environment, and further agrees to obtain all permits, licenses and authorizations necessary for the conduct of its business and the ownership of its property.

15.4 Insurance. The Corporation hereby agrees to use its best efforts to maintain in full force at all times adequate property insurance and civil liability insurance, which insurance policies shall be subject to the reasonable approval of the Board, and further agrees to advise each of the Shareholders in writing of any loss or claim under such insurance policies, within thirty (30) days of the occurrence of any loss or claim.

15.5 Operations of the Corporation. The Corporation undertakes to use all reasonable measures in order to realize the objectives of the Business Plan within the delays provided for therein, in accordance with the budget provided for therein and in accordance with proper business practice. The Corporation further undertakes not to materially modify or amend the Business Plan except in the manner provided for in subsection 8.4 and in the event of a breach by the Corporation of the foregoing, the Investor shall (as long as it remains a Shareholder) be entitled to institute arbitration proceeding in accordance with Subsection 17.1 hereof.


SECTION 16  -  NOTICES
----------------------

16.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Widecom:                THE WIDECOM GROUP INC.
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Attention: President

                              Telecopier: (905) 566-0181


if to Finger Print:           3294412 CANADA INC.
                              c/o Raja Tuli
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Telecopier: (905) 566-0181


if to Flat Panel:             3294421 CANADA INC.
                              c/o Raja Tuli
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Telecopier: (905) 566-0181


if to Innovatech:             SOCIETE INNOVATECH DU GRAND MONTREAL
                              2020 University Avenue
                              Suite 1527
                              Montreal, Quebec
                              H3A 2A5

                              Attention: Andre Duquenne

                              Telecopier: (514) 864-4220

if to the Corporation:        3294340 CANADA INC.
                              c/o Raja Tuli
                              55 City Centre Dr.
                              Suite 500
                              Mississauga, Ontario
                              L5B 1M3

                              Telecopier: (905) 566-0181

with a copy in all cases to:  LAPOINTE ROSENSTEIN
                              1250 Rene-Levesque Blvd. West
                              Suite 1400
                              Montreal, Quebec
                              H3B 5E9

                              Attention: Perry Kliot

                              Telecopier: (514) 925-9001

with a copy in all cases to:  BOIVIN O'NEIL
                              2000 Mansfield Street
                              Suite 1300
                              Montreal, Quebec
                              H3A 3A1

                              Attention: Anne O'Neil

                              Telecopier: (514) 844-5836

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.


SECTION 17  -  ARBITRATION
--------------------------

17.1 Arbitration. Except as otherwise provided for in subsection 6.11.2 hereof, any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be definitively settled by arbitration in accordance with the provisions set forth in Schedule "17.1" hereof. The decision of the arbitrator shall be final and binding upon the parties, to the exclusion of courts of law.


SECTION 18  -  MISCELLANEOUS PROVISIONS
---------------------------------------

18.1 Press release. Any press release or any public announcement, statement or publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior consent of the Shareholders unless such release, announcement, statement or publicity is required by law, in which case the Shareholder required to make such release, announcement, statement or publicity shall use its best efforts to obtain the approval of the other Shareholders to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld.

18.2 Further documents. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

18.3 Successors and assigns. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

18.4 Transfer contrary to this Agreement. Any purported transfer of Shares contrary to the terms of this Agreement shall be null and void and have no legal effect.

18.5 Time of the essence. Time shall be of the essence in this Agreement.

18.6 Counterpart. No Person shall become a holder of any Securities without first having executed a counterpart of this Agreement in accordance with Schedule "18.6" annexed hereto. Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

18.7 Originals. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

18.8 Termination of Agreement. This Agreement shall terminate automatically upon the occurrence of any of the following eventualities:

      18.8.1 the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

      18.8.2    all issued and outstanding Shares are held by one Person only;
      or

      18.8.3    by written agreement of all of the Shareholders.

18.9 Language. The parties hereto agree that this Agreement as well as all documentation contemplated hereby or pertaining hereto or to be executed in connection herewith be drawn up in the English language; les parties consentent a l'effet que cette convention de meme que tous documents envisages par les presentes ou y ayant trait ou qui seront signes relativement aux presentes soient rediges en anglais.


      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.



THE WIDECOM GROUP INC.                 3294412 CANADA INC.


Per:                                   Per:
      Raja S. Tuli                           Raja S. Tuli



SOCIETE INNOVATECH DU                  3294421 CANADA INC.
GRAND MONTREAL


Per:                                   Per:
      Bernard Coupal                         Raja S.Tuli



3294340 CANADA INC.


Per:



                                                         Shareholders Agreement


                                SCHEDULE 17.1

                     ARBITRATION RULES (subsection 17.1)


Jurisdiction and Scope
----------------------


1. As provided for in subsection 17.1 of the Agreement, a Dispute or Decision (hereinafter referred to as a "Dispute") shall be submitted to the Arbitrator referred to in Section 10 hereof for arbitration (the
"Arbitration"). The rules governing the Arbitration (the "Rules") are set out below.

2. The Arbitrator has the jurisdiction to deal with all matters relating to a Dispute as provided for by Articles 2638 to 2643 of the Civil Code of Quebec and Articles 940 to 945.8 of the Code of Civil Procedure of Quebec. Notwithstanding the foregoing, the provisions hereof shall have precedence over such Articles, except to the extent such Articles are of public order, and the parties hereto renounce to the application of Articles 941, 941.1, 941.2, 942, 942.1, 942.2, 942.3, 942.4, 942.6, 942.8, 943, 943.1, 944.6,
944.8 and 944.9 of the Code of Civil Procedure of Quebec.

3. Unless the parties shall at any time otherwise agree in writing, the Arbitrator shall have the power, on the application of either of the parties or on its own motion:

      3.1 to allow other parties to be joined in the Arbitration with their express consent, and make a single final award determining all disputes between them;

      3.2 to allow any party, upon such terms (as to costs and otherwise) as it shall determine, to amend its claim, defence, reply, counter-claim or defence to counter-claim;

      3.3 to determine what witnesses (if any) are to attend before it, and the order and manner (including cross-examination, as recognized under the laws of Quebec) in which, and by whom, they are to be orally examined;

      3.4 to conduct such further or other inquiries as may appear to it to be necessary or expedient;

      3.5 to order the parties to make any property or thing available for its inspection or inspection by the other party and inspect it in their presence;

      3.6 to order the parties to provide to it, and to each other for inspection, and to supply copies of, any documents in their respective possession, control or power which it determines to be relevant; and

      3.7 to order the preservation, storage, sale or other disposal of any property or thing under the control of any of the parties relevant to the Dispute before it.


Law of Dispute
--------------

4. The Arbitrator shall determine a Dispute in accordance with the substantive law as set out in subsection 2.11 of the Agreement and any applicable customs and usages of the trade, and no such determination shall be made amiable compositeur.


Applicable Law
--------------

5. The law governing the Arbitration shall be that of the Province of Quebec.


Place of Arbitration
--------------------

6.    The place of the Arbitration shall be Montreal, Quebec, Canada.


Language of Arbitration
-----------------------

7. All written and oral proceedings relating to Arbitration shall be in English.

8. The Arbitrator shall ensure that any person giving evidence before it may be heard in French, and that in being so heard the person will not be placed at a disadvantage by not being heard in English.

9. The Arbitrator must be capable of understanding English and French without the assistance of an interpreter.


Appointment of Arbitral Tribunal
--------------------------------

10. As used in these Rules, the term "Arbitrator" means the sole arbitrator appointed pursuant to Sections 11 and 12 of these Rules.

11. In the event that the Dispute relates exclusively to a financial matter, the sole Arbitrator shall be a senior partner from the accounting firm of KPMG Peat Marwick Thorne in Montreal, Quebec. In the event that the Dispute relates exclusively to a technological matter, the sole Arbitrator shall be a senior partner from the firm of Leger Robic Richard in Montreal, Quebec. In the event that the Dispute relates to any matter other than a financial matter or a technological matter, as provided for hereinabove, the sole Arbitrator shall be a senior partner from the law firm of McKenzie Gervais in Montreal, Quebec. The choice of the senior partner to be appointed as Arbitrator shall be at the sole discretion of the firm in question.

12. The Arbitration shall be commenced by delivery by one party (the "Applicant") of written notice (the "Notice") to the other (the "Respondent"). The Notice shall describe the Dispute and state which firm shall be responsible for appointing the Arbitrator. The Applicant shall concurrently with the sending of the Notice to the Respondent send a copy of same to the firm in question requesting that it appoint the senior partner who shall act as Arbitrator. In the event that the firm in question agrees to appoint the Arbitrator, it shall forthwith confirm same in writing to the Applicant and the Respondent. Notwithstanding the provisions of Section 10 hereof, in the event that for any reason whatsoever, the firm does not think it is competent to handle the Arbitration, it shall forthwith be required to notify in writing one of the other two firms contemplated herein, which it in its discretion deems appropriate, that it wishes such other firm to handle the Arbitration. The refusing firm shall notify the Applicant and the Respondent of same in writing concurrently with notifying such other firm who shall notify the Applicant and the Respondent of its acceptance or refusal of the mandate in writing within 5 days of its receipt of the refusing firms' notice. In the event that such other firm does not accept the mandate within 5 days of its receipt of the refusing firms' notice, either the Applicant or the Respondent may request that a judge of the Superior Court, in the City of Montreal appoint one Arbitrator to resolve the Dispute.

13. Any decision of the Arbitrator made with respect to a Dispute or with respect to any aspect of, or any matter related to, the Arbitration (including, without limitation, the procedures of the Arbitration) shall be made by him, acting alone. All decisions of the Arbitrator with respect to a Dispute, except procedural decisions, shall be rendered in writing and shall contain a brief recital of the facts upon which the decision is made and the reasons therefor. Notwithstanding any other provision of these Rules to the contrary, the Arbitrator shall be entitled, at his sole discretion, to dispense with the requirement of any pre-hearing procedures and to make a decision and award with respect to a Dispute on the basis of the Pleadings, without the necessity of holding a Hearing.


Pleadings
---------

14.    The following shall apply to the Arbitration of any Dispute:

      14.1 within 5 days of receipt of confirmation from the firm in question that it agrees to appoint the Arbitrator or within 5 days of the appointment of the Arbitrator by a judge of the Superior Court, as the case may be, the Applicant shall deliver to the Respondent and the Arbitrator a written statement (the "Claim") concerning a Dispute setting forth, with particularity, its position with respect to the Dispute and the material facts upon which it intends to rely;

      14.2 if the Applicant fails to deliver a Claim within the time limits referred to in 14.1 above, the Dispute shall be deemed to have been withdrawn and the Arbitrator shall dismiss the matter in Dispute;

      14.3 within 5 days after the delivery of the Claim, the Respondent shall deliver to the Applicant and the Arbitrator a written response (the "Defence") setting forth, with particularity, its position on the Dispute and the material facts upon which it intends to rely;

      14.4 if the Respondent fails to deliver a Defence within the time limit referred to in 14.3 above, the Arbitrator shall be entitled to render its decision and award without the necessity of a Hearing on the basis of the Claim, exclusively, or proceed with the Hearing;

      14.5 within 5 days after delivery of the Defence, the Applicant may deliver to the Respondent and the Arbitrator a written reply (the "Reply") to the Defense, setting forth, with particularity, its response, if any, to the Defence;

      14.6 within the time provided for the delivery of the Defence to the Claim, the Respondent may also deliver to the Applicant and the Arbitrator a counter-claim (the "Counter-Claim") setting forth, with particularity, any additional Dispute for the Arbitrator to decide;

      14.7 within 5 days of the delivery of Counter-Claim, the Applicant shall deliver to the Respondent and the Arbitrator a defence to such Counter-Claim. If the Applicant fails to deliver a defence to the Counter-Claim within such 5-day period, the Arbitrator shall proceed with the Hearing without such defence;

      14.8 within 5 days after the delivery of a defence to the Counter-Claim, if any, the Respondent may deliver to the Applicant and the Arbitrator a reply to such defence to Counter-Claim; and

      14.9 any Dispute submitted to Arbitration in accordance with 14.6 above, shall be governed by, and dealt with as if it were the subject of a Notice in accordance with these Rules, except that it shall be deemed a submission to the Arbitrator already appointed, and shall be determined by the Arbitrator accordingly.


Hearings
--------

15. Subject to Section 13 hereof, the Arbitrator shall determine the time, date and place of the hearing (the "Hearing") and will give all the parties adequate notice of these. The Hearing shall take place within 15 days of receipt by the Arbitrator of the last of the Pleadings referred to in Section 14 of these Rules. The place of all proceedings in the Arbitration shall be as set out in Section 6 of these Rules and all proceedings shall take place there, unless the Arbitrator otherwise directs. The Hearing must be completed within 7 days of its commencement.

16. All proceedings and the rendering of the award will be in private and the parties shall ensure that the Arbitration and the terms of the award shall be kept confidential unless the parties otherwise agree. The award must be rendered by the Arbitrator within 10 days of the completion of the Hearing.

Miscellaneous
-------------

17. If the Arbitrator is in default to fulfil his duties within the delays prescribed for hereunder (except as a result of circumstances beyond his reasonable control), then either the Applicant or the Respondent shall be entitled to notify the Arbitrator in writing of such default and provide him with a delay of three (3) days in which to cure same, failing which his mandate shall be automatically revoked and the Arbitrator shall not be entitled to receive his professional fees and costs. If the Arbitrator's mandate is revoked pursuant to this Section 17 or by a judge of the Superior Court in the City of Montreal, either the Applicant or the Respondent shall then be entitled to request that the firm in question appoint a replacement Arbitrator and such firm shall be required to do so within five (5) days of its receipt of such request. If the firm in question fails to do so within the prescribed time period, either the Applicant or the Respondent shall be entitled to request that a judge of the Superior Court, in the City of Montreal appoints one Arbitrator to resolve the Dispute.

18. All written statements and responses thereto and other notices, requests and demands, required or permitted hereunder, shall be delivered in writing as provided in Section 16 of the Shareholders Agreement.

19. The Arbitrator shall, subject to Section 17 hereof, be paid its normal professional fees for its time and attendance in dealing with a Dispute, which fees together with all other costs of the Arbitration (except for the fees of the counsel and other experts retained by the parties which shall be for the sole account of the party who shall have retained such counsel and other expert), unless otherwise directed by the Arbitrator, shall be paid equally be the Applicant and the Respondent.

20. The award shall be rendered in writing and shall contain a recital of the facts upon which the award is made and the reasons therefor.

21. Unless the parties otherwise agree in writing, time is of the essence of the Arbitration pursuant to these rules.

***  ***  ***

                                                         Shareholders Agreement


SCHEDULE 18.6



      THIS INSTRUMENT forms part of the Shareholders Agreement (the "Agreement") made as of the 2nd day of October, 1996, by and among The Widecom Group Inc., 3294412 Canada Inc., 3294421 Canada Inc., Societe Innovatech du Grand Montreal and 3294340 Canada Inc. which Agreement permits execution by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule "1") and, having read the said Agreement in its entirety, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned (including, without limitation, the obligations of confidentiality) as if the undersigned had been an original party to the Agreement as a Shareholder (as such terms are defined in the Agreement) and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and assigns.


      IN WITNESS WHEREOF the undersigned has executed this instrument this * day of *, [year]

                                       [Shareholder]



                                       per: